UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2026

SELECT WATER SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38066	81-4561945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1820 North I-35
Gainesville, TX 76240
(Address of Principal Executive Offices)

940-668-1818
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	WTTR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 1, 2026, Michael C. Skarke transitioned from serving as the Executive Vice President and Chief Operating Officer of Select Water Solutions, Inc. (the “Company”) to serving as the Company’s Executive Vice President and Chief Commercial Officer, continuing to report to the Company’s Chief Executive Officer.

In connection with his title change, Mr. Skarke will continue to serve as an executive officer of the Company, and his strategic focus will be on the continuing build-out and commercialization of the Company’s water infrastructure networks, as well as strategic efforts to develop the Company’s other businesses, including oversight of development opportunities related to the Company’s recent acquisitions and other business diversification opportunities. The Company does not anticipate appointing a replacement Chief Operating Officer, and the leaders of the Company’s business segments will report directly to the Company’s Chief Executive Officer. There will be no adjustment in Mr. Skarke’s compensation arrangements as a result of this change.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2026

SELECT WATER SOLUTIONS, INC.

	By:	/s/ Robert A. Wilson
Robert A. Wilson
Senior Vice President, General Counsel, and
Chief Compliance Officer

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